                                                                      EXHIBIT 11

                     SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                          Year Ended July 31,
                                                      --------------------------
                                                         1995            1994
                                                      ----------      ----------
PRIMARY:
Common shares outstanding, beginning of year           2,435,894       2,435,894
Effect of weighting shares:
    Employee stock options outstanding                    18,072           5,550
    Effect of warrant exercise                           166,666               -
    Assumed exercise of warrants                               -          53,571
                                                      ----------      ----------
Weighted average number of common shares and
    common share equivalents outstanding               2,620,632       2,495,015
                                                      ==========      ==========
Net income available for common stock                 $  756,852      $  830,649
                                                      ==========      ==========
Net income per common share and common
    share equivalent                                  $      .29      $      .33
                                                      ==========      ==========
FULLY DILUTED:
Common shares outstanding, beginning of year           2,435,894       2,435,894
Effect of weighting shares:
    Employee stock options outstanding                    85,907           9,199
    Effect of warrant exercise                           186,274               -
    Assumed exercise of warrants                               -         100,000
    Assumed conversion of preferred stock                500,000         500,000
                                                      ----------      ----------
Weighted average number of common shares and
    common share equivalents outstanding               3,208,075       3,045,093
                                                      ==========      ==========
Net income available for common stock                 $  806,852      $  880,649
                                                      ==========      ==========
Net income per common share and common
    share equivalent                                  $      .25      $      .29
                                                      ==========      ==========